Press Release

For Immediate Release

Media Relations Contact:	Investor Relations Contact:
Dave Mellin	Will Davis
+1 720-840-4788	+1 312-517-5725
dmellin@gogoair.com	wdavis@gogoair.com

Sergio Aguirre Named Gogo President and Chief Operating Officer

Company Also Announces Succession Planning for Chief Financial Officer and General Counsel

CHICAGO – March 29, 2022 – Gogo Inc. (NASDAQ: GOGO) ("Gogo" or the "Company"), the world's largest provider of broadband connectivity services for the business aviation market, today announced that Sergio Aguirre will be promoted to President and Chief Operating Officer of Gogo Inc. effective April 1. Aguirre, who previously served as President of Gogo’s Business Aviation Division, will continue to report directly to Gogo Chairman and Chief Executive Officer Oakleigh Thorne.

“Sergio’s promotion reflects the leadership role he plays within Gogo’s new operating structure as a pure-play business aviation company,” Thorne said. “With more than 30 years of aviation industry experience, including 15 years with Gogo, Sergio’s unique expertise and leadership is critical in advancing our strategic initiatives and building shareholder value.”

Gogo also announced succession plans for Executive Vice President and General Counsel, Margee Elias, and Executive Vice President and Chief Financial Officer, Barry Rowan, who have separately announced plans to retire.

Elias intends to retire by the end of 2022, after 15 years at Gogo. The Company has initiated a search to identify her successor with the assistance of a leading executive search firm.

Rowan intends to retire in 2023, shortly after Gogo announces its full-year 2022 results. Jessica Betjemann, Gogo’s current Senior Vice President of Finance, Chief Accounting Officer and Treasurer, will succeed Rowan.

“Margee and Barry’s leadership and guidance have been integral to every facet of Gogo’s transformation, including supporting the sale of Gogo’s Commercial Aviation business in 2020 and our comprehensive refinancing in April 2021, which strengthened our financial position and created a strong foundation for growth,” Thorne said.

“We are fortunate to have a highly qualified successor for Barry in Jessi and I have no doubt we will identify a similarly highly qualified successor for Margee,” he said. “I look forward to working with all of them on this orderly transition.”

About Gogo

Gogo is the world’s largest provider of broadband connectivity services for the business aviation market. We offer a customizable suite of smart cabin systems for highly integrated connectivity, inflight entertainment and voice solutions. Gogo’s products and services are installed on thousands of business aircraft of all sizes and mission types from turboprops to the largest global jets, and are utilized by the largest fractional ownership operators, charter operators, corporate flight departments and individuals.

As of Dec. 31, 2021, Gogo reported 2,504 business aircraft flying with Gogo’s AVANCE L5 or L3 system installed, 6,400 aircraft flying with its ATG systems onboard, and 4,567 aircraft with satellite connectivity installed. Connect with us at https://www.business.gogoair.com.

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Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in our annual report on Form 10-K for the year ended Dec. 31, 2021 as filed with the Securities and Exchange Commission (“SEC”) on March 3, 2022.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.